ERock Reports Second Quarter 2026 Results

Record Backlog Reaches Approximately $1.7 billion, Up 10x Year-Over-Year

470 MW Anthropic Order Extends Production Commitments Into 2028

HOUSTON - August 11, 2026 - ERock, Inc. (NYSE: EROC) ("ERock" or the "Company"), a leading provider of utility-grade onsite power solutions, today reported financial and operating results for the second quarter ended June 30, 2026, highlighted by record contracted backlog, accelerating demand from AI infrastructure customers, expanded manufacturing capacity and the initiation of full-year 2026 guidance.

Business Highlights

•
Contracted Power System Sales Backlog increased to approximately $1.7 billion, up 10x year-over-year, driven primarily by accelerating demand from AI data center customers.
•
Executed a 470 MW equipment purchase order with Anthropic, further validating ERock's position as a leading provider of utility-grade onsite power solutions for AI infrastructure and extending production commitments into 2028.
•
Began assembly operations at Hyperion facility. The Houston manufacturing expansion significantly increases ERock's capacity to support contracted customer deliveries.
•
Commenced construction of the 366 MW El Paso Electric generation facility, supporting Meta's data center campus.
•
Successfully completed an initial public offering of approximately 27.9 million shares of Class A common stock on June 11, 2026, raising approximately $400 million in gross proceeds to the Company.
•
Ended the quarter with strong liquidity, including $626.6 million of unrestricted cash, no outstanding debt and an undrawn $250 million credit facility as of June 30, 2026.

Management Commentary

"The second quarter marked another important milestone for ERock. We secured a 470 MW equipment purchase order from Anthropic, increasing our Contracted Power System Sales Backlog to approximately $1.7 billion and extending our production commitments into 2028. We believe AI infrastructure is fundamentally reshaping power markets, and the need for rapid, utility-grade power continues to accelerate," said John Carrington, Chief Executive Officer of ERock. "To meet that demand, we began assembly operations at our Hyperion manufacturing facility, significantly expanding our production capacity as we execute against record contracted orders. We also commenced construction of the 366 MW El Paso Electric project supporting Meta's data center campus, demonstrating our ability to deliver increasingly large-scale power infrastructure. Our focus remains on safe execution, on-time delivery, disciplined manufacturing expansion and converting our growing backlog into sustained revenue and earnings growth."

Ian Blakely, Chief Financial Officer of ERock, added, "We believe that our second quarter results position us for a meaningful acceleration in the second half of 2026. We expect significantly higher generator deliveries and installations as we execute on multiple large customer projects, which is anticipated to drive substantial growth in revenue and Adjusted EBITDA. Following our IPO, we ended the quarter with $626.6 million of unrestricted cash, no outstanding debt and an undrawn $250 million credit facility. Combined with our expanded manufacturing footprint and record contracted backlog, we believe we are well positioned to execute on the substantial demand we see across AI infrastructure, utilities and other critical power markets."

Outlook

The Company is introducing the following full-year 2026 guidance.

• Revenue: $435 million to $465 million

• Adjusted EBITDA*: $3 million to $9 million

At the midpoint, the revenue outlook represents approximately 2.5x year-over-year growth.

* Non-GAAP measure. See reconciliations in the section titled “Non-GAAP Financial Measures” below.

Summary of Key Financial Metrics

	Three Months Ended
(dollars in thousands)	Q2 2026	Q1 2026	Q2 2025
Power system sales revenues	$26,514	$15,922	$57,396
Ongoing services revenues	13,364	15,814	11,062
Total revenues	39,878	31,736	68,458
Total cost of revenues, excluding depreciation and amortization	31,138	25,243	52,426
Depreciation and amortization expense	1,308	1,301	808
Gross Profit	$7,432	$5,192	$15,224
Gross Margin	18.6%	16.4%	22.2%
Adjusted Gross Profit*	$7,432	$5,192	$15,100
Adjusted Gross Margin*	22.2%	20.7%	23.6%
Adjusted EBITDA*	$(13,982)	$(12,417)	$3,581
Adjusted EBITDA Margin*	(35.1%)	(39.1%)	5.2%
Net Loss	$(67,719)	$(17,212)	$(7,985)

* Non-GAAP measure. See reconciliations in the section titled “Non-GAAP Financial Measures” below.

(dollars in thousands)	Q2 2026	Q1 2026	Q2 2025
Contracted Power System Sales Backlog	~$1.7bn	~$1.3bn	~$0.2bn
Annualized Recurring Service Revenue	$23,601	$22,879	$20,047
Installed Base (MW)	1,104	1,059	979

Conference Call

ERock will host a conference call to discuss its second quarter 2026 business, operational and financial highlights at 8:30 a.m. ET (7:30 a.m. CT) on August 12, 2026.

The conference call will be accessible via a live webcast on a listen-only basis on ERock’s investor relations (“IR”) site at https://ir.erock.com/. The call can also be accessed by dialing (877) 407-8829, or for international callers +1 (201) 493-6724, and referencing ERock.

A replay will be available shortly after the call and can be accessed by dialing (877) 660-6853, or for international callers +1 (201) 612-7415 (passcode: 17361839). An archive of the webcast will be available shortly after the call on the Company’s IR site.

About ERock

ERock (NYSE: EROC) is enabling energy for a new era. ERock delivers onsite utility-grade power that gets customers up and running quickly, while supporting long-term grid development. ERock’s proprietary natural gas generators help critical facilities address grid constraints, interconnection delays, and outage risks while accelerating speed-to-power for new and expanding operations. Trusted by data centers, utilities, manufacturers, healthcare systems and government organizations, ERock engineers for rapid deployment, long-duration reliability, low local emissions, and scalable performance to meet the evolving energy demands of today and tomorrow. For more information, visit www.erock.com.

Forward-Looking Statements

This news release (and oral statements made regarding the subjects of this release) contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, (each a "forward-looking statement"). Forward-looking statements include those that express a belief, expectation or intention about us and our industry, as well as those that are not statements of historical fact. These forward-looking statements may be accompanied by words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “will,” “should,” “could,” “would,” “likely,” “future,” “budget,” “pursue,” “target,” “seek,” “objective” or similar expressions that are predictions of or indicate future events or trends that do not relate to historical matters, although not all forward-looking statements contain such identifying words. Forward-looking statements include information regarding our future plans and goals, as well as our expectations with respect to: our business strategy and future growth prospects; our industry; our future profitability, cash flows and liquidity; our financial strategy, budget, projections and operating results; the amount, nature and timing of our capital expenditures and the impact of such expenditures on our performance; the availability and terms of capital; the market for distributed power generation; competition and government regulations; and general economic conditions.

These forward-looking statements speak only as of the date of this news release, or such other date as specified herein. Forward-looking statements are not assurances of future performance and involve risks and uncertainties. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks, contingencies and uncertainties include, but are not limited to, the following: expectations regarding demand for distributed energy generation and acceptance of our power system solutions across end markets; estimates and assumptions regarding market opportunity, growth forecasts and revenue expectations; our history of losses and ability to achieve and sustain profitability; the realization of revenue from contracted backlog and services arrangements, including customer payment risk; risks associated with project development, construction, installation, utility interconnection, fuel supply, cost overruns and delays; reliance on a limited number of customers and the loss of, or adverse developments affecting, major customers; competition from larger competitors and alternative technologies; operational and safety risks, including the adequacy of insurance and indemnification arrangements; geographic concentration of operations, including regulatory, market and weather-related risks in Texas and California; customer financing constraints and the significant upfront cost of our power systems; our ability to scale manufacturing and assembly capacity in a timely and cost-effective manner; disruptions at assembly facilities and dependence on third-party suppliers and supply chains; the impact of tariffs, trade restrictions and other cost pressures; compliance with applicable laws, regulations and permitting requirements; protection of intellectual property, including risks of infringement claims; internal control, financial reporting and public company compliance risks; cybersecurity, IT and data security risks; conflicts of interest and risks related to Energy Impact Partners LP; risks related to our corporate structure; and other risks and uncertainties inherent in our business.

These and other important factors that could affect our operating results and performance are described under the caption “Risk Factors” in our prospectus (the “Prospectus”) (File No. 333-295965), dated June 9, 2026, filed on June 10, 2026 with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended (the “Securities Act”), under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2026 (the “Quarterly Report”) and elsewhere within the Quarterly Report. Should one or more of the risks or uncertainties described above or in the Quarterly Report occur, or should underlying assumptions prove incorrect, our actual results, performance, achievements or plans could differ materially from those expressed or implied in any forward-looking statements. All such forward-looking statements in this news release are expressly qualified in their entirety by this cautionary statement. We disclaim any obligation to update these statements unless required by law, and we caution you not to place undue reliance on them.

Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except share and per share amounts)	2026	2025	2026	2025
Power system sales product revenues	$16,163	$43,319	$21,320	$49,391
Power system sales installation services revenues	10,351	14,077	21,116	22,037
Power system sales revenues	26,514	57,396	42,436	71,428
Ongoing services revenues	13,364	11,062	29,178	21,138
Total revenues	39,878	68,458	71,614	92,566
Cost of power system sales product revenues, excluding depreciation and amortization	12,112	34,360	15,892	39,788
Cost of power system sales installation services revenues, excluding depreciation and amortization	8,058	8,446	16,288	14,295
Cost of power system sales revenues, excluding depreciation and amortization	20,170	42,806	32,180	54,083
Cost of ongoing services revenues, excluding depreciation and amortization	10,968	9,620	24,201	18,756
Total cost of revenues, excluding depreciation and amortization	31,138	52,426	56,381	72,839
General and administrative expenses	27,280	15,726	48,223	32,592
Depreciation and amortization expense	1,308	808	2,609	1,864
Loss from operations	(19,848)	(502)	(35,599)	(14,729)
Interest (expense) income	(2,392)	7,681	(3,844)	5,703
Loss on debt extinguishment	(48,774)	(15,244)	(48,774)	(15,244)
Other income, net	2,921	91	3,473	376
Loss before income taxes	(68,093)	(7,974)	(84,744)	(23,894)
Income tax (expense) benefit	374	(11)	(187)	(28)
Net loss	(67,719)	(7,985)	(84,931)	(23,922)
Deemed dividend related to Series A preferred units	(657)	(770)	(1,473)	(1,525)
Net loss attributable to common units	$(68,376)	$(8,755)	$(86,404)	$(25,447)

Net loss applicable to pre-IPO period	(52,836)		(70,048)
Net loss attributable to noncontrolling interest	(11,900)		(11,900)
Net loss attributable to ERock, Inc.	$(2,983)		$(2,983)

Net loss per common share
Basic	$(0.06)		$(0.06)
Diluted	$(0.06)		$(0.06)
Weighted average common shares outstanding
Basic	48,174,023		48,174,023
Diluted	48,174,023		48,174,023

Condensed Consolidated Balance Sheets (Unaudited)

	June 30,	December 31,
(in thousands, except unit and share value amounts)	2026	2025
Assets
Current assets:
Cash and cash equivalents	$626,636	$108,097
Accounts receivable, net	101,790	33,762
Inventory	106,059	43,681
Contract assets	10,195	15,964
Prepaid expenses	22,611	8,799
Other current assets	14,697	6,567
Total current assets	881,988	216,870
Property and equipment, net	34,135	27,545
Right-of-use assets, net	23,975	10,832
Restricted Cash	34,225	—
Other noncurrent assets	3,683	2,649
Total assets	$978,006	$257,896
Liabilities and Equity
Current liabilities:
Accounts payable	$46,904	$16,549
Accrued liabilities and other payables	23,391	26,235
Contract liabilities	528,405	170,025
Operating lease liabilities	4,896	3,343
Deferred income	16,722	24,598
Other current liabilities	491	344
Total current liabilities	620,809	241,094
Notes payable	—	59,984
Noncurrent lease liabilities	24,875	8,019
Noncurrent deferred income	75,558	10,819
Other noncurrent liabilities	192	3,407
Total liabilities	$721,434	$323,323
Commitments and contingencies (Note 17)
Mezzanine equity:
Series A preferred units 163,975 units authorized, issued and outstanding at December 31, 2025)	—	46,690
Total mezzanine equity	—	46,690
Members’ equity:
Common units, 216,002 units issued and outstanding at December 31, 2025	—	(112,155)
Total members’ equity	—	(112,155)
Stockholders’ equity:
Class A common stock, $0.01 par value; 800,000,000 shares authorized, 48,174,023 shares issued and outstanding at June 30, 2026	482	—
Class B common stock, $0.01 par value; 350,000,000 shares authorized, 171,226,057 shares issued and outstanding at June 30, 2026	1,712	—
Additional paid-in capital	62,467	—
Accumulated deficit	(15,432)	—
Noncontrolling interest	207,343	38
Total stockholders’ equity	256,572	38
Total liabilities and equity	$978,006	$257,896

Condensed Consolidated Statement of Cash Flows (Unaudited)

	Six Months Ended June 30,
(in thousands)	2026	2025
Cash flows from operating activities
Net loss	$(84,931)	$(23,922)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization expense	2,609	1,864
Amortization of deferred financing costs	2,386	2,858
Amortization of operating lease ROU asset	2,332	1,609
Loss on debt extinguishment	48,774	15,244
Amortization of sales commissions and fees	589	74
Paid-in-kind interest expense	2,431	3,454
Interest paid on long term debt	(3,531)	—
Stock-based compensation	3,738	2,569
Changes in operating assets and liabilities:
Accounts receivable, net	(64,028)	6,120
Inventory	(62,378)	27,231
Contract assets	5,769	417
Prepaid expenses	(13,812)	900
Other current assets	(8,718)	(4,958)
Other noncurrent assets	(2,506)	6,990
Accounts payable	29,998	(15,123)
Accrued liabilities and other payables	(9,675)	(10,841)
Contract liabilities	358,380	7,404
Operating lease liabilities	(1,065)	(1,594)
Other noncurrent liabilities	62,577	(19,861)
Net cash provided by operating activities	268,939	436
Cash flows from investing activities
Capital expenditures	(8,835)	(2,411)
Net cash used in investing activities	(8,835)	(2,411)
Cash flows from financing activities
Proceeds received from initial public offering, net of underwriter and offering costs	554,000	—
Repurchases of Class B Units from pre-IPO owners	(156,861)	—
Repurchases of Class A common stock from pre-IPO owners	(27,806)	—
Other costs related to initial public offering	(225)	—
Cash paid for fractional shares in connection with warrant conversion	(32)	—
Proceeds from notes payable	—	25,000
Payments of notes payable	(74,657)	(25,771)
Payments of deferred financing costs	(1,759)	(420)
Net cash provided by (used in) financing activities	292,660	(1,191)
Net change in cash and cash equivalents	552,764	(3,167)
Cash, cash equivalents and restricted cash
Beginning of period	108,097	21,913
End of period	$660,861	$18,746
Supplemental disclosures of cash flow information
Interest paid	$4,678	$3,611
Supplemental noncash financing and investing activities
Conversion of convertible notes into common units	$36,266	$—
Accrued capital expenditures	549	315

Non-GAAP Financial Measures

Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Gross Profit and Adjusted Gross Margin are financial measures that are not prepared in accordance with GAAP. Each of these non-GAAP financial measures should be read in conjunction with the most directly comparable financial measure calculated and presented in accordance with GAAP.

We believe presenting these non-GAAP financial measures provides useful information because they highlight trends in our underlying operating performance, facilitate consistent comparisons of our core results over time and across peers, and reflect how our management evaluates our business. We also use these non-GAAP financial measures internally for strategic planning, budgeting, forecasting, performance measurement and resource allocation. We believe that providing investors with access to these measures allows for greater transparency and facilitates comparisons to our historical operating results.

These non-GAAP financial measures are not intended to be considered in isolation or as a substitute for the most directly comparable financial measure prepared in accordance with GAAP. In addition, other companies, including companies in our industry, may define these non-GAAP financial measures differently, which may limit their usefulness as comparative measures.

Adjusted EBITDA and Adjusted EBITDA Margin to GAAP Net Loss and Net Loss Margin Reconciliation

Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures. Net loss is the GAAP measure most directly comparable to Adjusted EBITDA, and net loss margin is the GAAP measure most directly comparable to Adjusted EBITDA Margin. We define Adjusted EBITDA as net loss before net interest expense; depreciation and amortization expense; income tax expense; stock-based compensation; and other items management deems non-operational or not reflective of ongoing core operations (e.g. changes in fair value of warrant unit liabilities, professional fees associated with debt and equity transactions, legal settlements). We define Adjusted EBITDA Margin as Adjusted EBITDA divided by total revenues.

Adjusted EBITDA and Adjusted EBITDA Margin are utilized by our management and other users of our unaudited condensed consolidated financial statements such as investors, commercial banks, research analysts and others, to assess our operating performance. Management believes these measures are useful because they each allow us to compare our operating performance on a consistent basis across periods. Management also believes Adjusted EBITDA is a useful indicator of our operating performance and Adjusted EBITDA Margin is useful because it provides insight on profitability.

We have not provided a GAAP reconciliation for forward-looking full-year Adjusted EBITDA as a result of the uncertainty regarding, and the potential variability of, reconciling items such as forward-looking stock-based compensation expense and income tax expense. Accordingly, a reconciliation of this non-GAAP guidance metric to its corresponding GAAP equivalent is not available without unreasonable effort. However, it is important to note that material changes to reconciling items could have a significant effect on future GAAP results and, as such, we also believe that any reconciliations provided would imply a degree of precision that could be confusing or misleading to investors.

The tables below present a reconciliation of Adjusted EBITDA and Adjusted EBITDA Margin to net loss and net loss margin:

	Three Months Ended
	June 30,		Change
(dollars in thousands)	2026	2025	Amount	%
Net loss	$(67,719)	$(7,985)	$(59,734)	748.1%
Interest expense (income)	(471)	(7,708)	7,237	(93.9%)
Depreciation and amortization expense	1,308	808	500	61.9%
Loss on debt extinguishment	48,774	15,244	33,530	220.0%
Income tax expense (benefit)	(374)	11	(385)	(3500.0%)
Stock-based compensation	2,512	1,082	1,430	132.2%
Non-recurring professional fees (1)	1,988	2,129	(141)	(6.6%)
Adjusted EBITDA	$(13,982)	$3,581	$(17,563)	(490.4%)

Total revenues	$39,878	$68,458	$(28,580)	(41.7%)

Net loss margin	(169.8)%	(11.7)%		(158.2%)
Adjusted EBITDA Margin	(35.1)%	5.2%		(40.3%)

	Six Months Ended
	June 30,		Change
(dollars in thousands)	2026	2025	Amount	%
Net loss	$(84,931)	$(23,922)	$(61,009)	255.0%
Interest expense (income)	487	(5,869)	6,356	(108.3%)
Depreciation and amortization expense	2,609	1,864	745	40.0%
Loss on debt extinguishment	48,774	15,244	33,530	220.0%
Income tax expense	187	28	159	567.9%
Stock-based compensation	3,738	2,569	1,169	45.5%
Non-recurring professional fees (1)	2,245	2,611	(366)	(14.0%)
Adjusted EBITDA	$(26,891)	$(7,475)	$(19,416)	259.7%

Total revenues	$71,614	$92,566	$(20,952)	(22.6%)

Net loss margin	(118.6)%	(25.8)%		(92.8%)
Adjusted EBITDA Margin	(37.5)%	(8.1)%		(29.5%)
(1)
Professional fees represent (i) consulting, legal, accounting, and other expenses in connection with the evaluation of and/or execution of non-recurring capital markets transactions in 2026 and 2025, (ii) certain consulting, legal, and corporate expenses in connection with debt modifications that occurred in April 2025, and (iii) certain non-recurring placement fees associated with key hires in 2026 and 2025.

Adjusted Gross Profit and Adjusted Gross Margin to GAAP Gross Profit and Gross Margin Reconciliation

Adjusted Gross Profit and Adjusted Gross Margin are non-GAAP financial measures. GAAP gross profit is the GAAP measure most directly comparable to Adjusted Gross Profit, and GAAP Gross Margin is the GAAP measure most directly comparable to Adjusted Gross Margin. We define Adjusted Gross Profit as GAAP gross profit, adjusted to exclude reimbursable variable revenues and costs. We define Adjusted Gross Margin as Adjusted Gross Profit divided by total revenues less reimbursable variable revenues. Reimbursable variable revenues and costs represent certain revenues and expenses where we serve as the principal in transactions and control the use and timing of the products and services that are being utilized. These costs represent our primary obligation and are recovered from customers at cost without markup pursuant to the terms of our contracts. While reimbursable variable costs are excluded because they have immaterial net margin impact, they do represent real cash flows and contractual obligations that affect our working capital and liquidity.

We present Adjusted Gross Profit and Adjusted Gross Margin because we believe these measures provide management and investors with a more meaningful view of the underlying economics and profitability of our core operations. Because reimbursable variable revenues and costs are recorded on a gross basis under GAAP and, by design, offset one another with no material contribution to profit, their inclusion in GAAP revenues and cost of revenues can cause reported gross margin percentages to fluctuate significantly depending on the frequency of underlying activities which can be driven by unpredictable changes in market conditions. By excluding these revenues, Adjusted Gross Margin reflects the margin we earn on the goods and services where we bear economic risk, exercise pricing judgment, and generate value for our customers.

We use Adjusted Gross Profit and Adjusted Gross Margin internally to evaluate segment-level performance, assess pricing and cost trends, and benchmark our profitability against peers whose revenue recognition practices may differ with respect to reimbursable items. We believe this perspective enhances investors’ understanding of the operating leverage and margin trajectory of our business.

Adjusted Gross Profit and Adjusted Gross Margin have limitations as analytical tools. They are not substitutes for GAAP gross profit or GAAP gross margin, and our calculations may not be comparable to similarly titled measures reported by other companies because other entities may not define or calculate these measures in the same manner. In addition, while reimbursable variable costs are excluded because they have immaterial net margin impact, they do represent real cash flows and contractual obligations that affect our working capital and liquidity. Accordingly, these non-GAAP measures should be considered alongside, and not as alternatives to, the GAAP financial measures included in our unaudited condensed consolidated financial statements and consolidated financial statements.

The tables below present a reconciliation of Adjusted Gross Profit and Adjusted Gross Margin to gross profit and gross margin:

	Three Months Ended
	June 30,		Change
(dollars in thousands)	2026	2025	Amount	%
Total revenues	$39,878	$68,458	$(28,580)	(41.7%)
Total cost of revenues	31,138	52,426	(21,288)	(40.6%)
Less: depreciation and amortization expense	1,308	808	500	61.9%
Total gross profit	$7,432	$15,224	$(7,792)	(51.2%)
Less: reimbursable variable revenue	(6,380)	(4,393)	(1,987)	45.2%
Add: reimbursable variable cost	6,380	4,269	2,111	49.4%
Adjusted Gross Profit	$7,432	$15,100	$(7,668)	(50.8%)

Gross margin	18.6%	22.2%		(3.6%)
Adjusted Gross Margin	22.2%	23.6%		(1.4%)

	Six Months Ended
	June 30,		Change
(dollars in thousands)	2026	2025	Amount	%
Total revenues	$71,614	$92,566	$(20,952)	(22.6%)
Total cost of revenues	56,381	72,839	(16,458)	(22.6%)
Less: depreciation and amortization expense	2,609	1,864	745	40.0%
Total gross profit	$12,624	$17,863	$(5,239)	(29.3%)
Less: reimbursable variable revenue	(12,987)	(8,209)	(4,778)	58.2%
Add: reimbursable variable cost	12,987	8,050	4,937	61.3%
Adjusted Gross Profit	$12,624	$17,704	$(5,080)	(28.7%)

Gross margin	17.6%	19.3%		(1.7%)
Adjusted Gross Margin	21.5%	21.0%		0.5%

CONTACTS

Ted Durbin

ERock

investors@erock.com

Eduardo Royes

ICR, Inc.

ERock@icrinc.com